AMERITYRE CORPORATION

CLASS B COMMON STOCK PURCHASE WARRANT

EXERCISABLE FOR SIXTY MONTHS

FROM FEBRUARY 1, 2006

THIS CLASS B COMMON STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO-ACTION" OR INTERPRETIVE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

This Class B Warrant for the purchase of shares of common stock, $0.001 par value per share, (this “Class A Warrant”), of AMERITYRE CORPORATION, a Nevada corporation (the “Company”), certifies that for value received ________________________________________________________________________ (the “Holder”), is entitled, at any time or from time to time on or after February 1, 2006, and on or before 11:59 p.m. Eastern time on January 31, 2011 (the “Exercise Period”), to subscribe for, purchase, and receive at an exercise price of $5.50 per share of common stock (the “Exercise Price”), ________________________________________ (______________) shares of common stock (the “Warrant Shares”), by paying in full and in lawful money of the United States of America cash or cashier*s check for the Exercise Price for the Warrant Shares, based on, and complying with, all the terms and conditions hereinafter set forth.  The number of Warrant Shares to be received on exercise of this Warrant and the Exercise Price may be adjusted on the occurrence of such events as described herein.  If the subscription rights represented hereby are not exercised by 11:59 p.m. Eastern time on January 31, 2011 (the “Expiration Date”), this Warrant shall automatically become void and of no further force or effect, and all rights represented hereby shall cease and expire.

This Warrant is subject to the following further terms and material provisions:

1.

Term of Warrant; Exercise of Warrant.  The Holder of this Warrant shall have the right, which may be exercised for a period from February 1, 2006 through 11:59 p.m. Eastern time on January 31, 2011, to purchase from the Company ________________________________________ (_______________) fully paid and nonassessable shares of the Company*s common stock, upon presentation and surrender of this Warrant with the form of exercise, accompanied by payment in lawful money of the United States of America in cash or by official bank or certified check payable to the Company of $5.50 per share.   On the exercise of all or any portion of this Warrant in the manner provided above, the Holder exercising the same shall be deemed to have become a holder of record of the Warrant Shares for all purposes, and certificates for the securities so purchased shall be delivered to the Holder within a reasonable time, but in no event longer than ten (10) days after this Warrant shall have been exercised as set forth above.  If this Warrant shall be exercised in respect to only a part of the Warrant Shares covered hereby, the Holder shall be entitled to receive a similar Warrant of like tenor and date covering the number of Warrant Shares with respect to which this Warrant shall not have been exercised.

2.

Exercise Price; Procedure for Exercise; Effect of Exercise.

(a)

Exercise Price.  The price at which the Warrant Shares shall be purchasable on exercise of the Warrant (the “Exercise Price”) shall be $5.50 per share of Common Stock, $0.001 par value per share (the “Common Stock”) purchased.  The Exercise Price and number of Warrants shall be subject to adjustment pursuant to paragraph 6 hereof.

(b)

Cash Exercise. This Warrant may be exercised, in whole or in part, by the Holder during normal business hours on any business day during the Exercise Period by (i) the presentation and surrender of this Warrant to the Company at its principal executive office along with a duly executed Notice of Exercise (in the form attached hereto) specifying the number of Warrant Shares to be purchased, and (ii) delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier’s check.

(c)

Cashless Exercise. This Warrant may also be exercised by the Holder through a cashless exercise, as described in this Section 2(c). In such case, this Warrant may be exercised, in whole or in part, by the Holder during normal business hours on any business day during the Exercise Period by the presentation and surrender of this Warrant to the Company at its principal office along with a duly executed Notice of Exercise specifying the number of Warrant Shares to be applied to such exercise. The number of shares of Common Stock to be issued upon exercise of this Warrant pursuant to this Section 2(c) shall equal the value of this Warrant (or the portion thereof being canceled) computed as of the date of delivery of this Warrant to the Company using the following formula:

X =	Y(A-B) A

Where:

X = the number of shares of Common Stock to be issued to Holder under this Section 2(c);
Y = the number of Warrant Shares identified in the Notice of Exercise as being applied to the subject exercise;
A = the Current Market Price on such date; and
B = the Exercise Price on such date

The Company acknowledges and agrees that this Warrant was issued on the date set forth at the end of this Warrant. Consequently, the Company acknowledges and agrees that, if the Holder conducts a cashless exercise pursuant to this Section 2(c), the period during which the Holder held this Warrant may, for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), be “tacked” to the period during which the Holder holds the Warrant Shares received upon such cashless exercise.

(d)

Effect of Exercise.  Upon receipt by the Company of this Warrant and a Notice of Exercise, together with proper payment of the Exercise Price, as provided in this Section 2, the Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant has been surrendered and payment has been made for such Warrant Shares in accordance with this Agreement and the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to the Holder as promptly as practicable, and in any event within seven (7) business days, thereafter. The stock certificate(s) so delivered shall be in any such denominations as may be reasonably specified by the Holder in the Notice of Exercise.  If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares subject to purchase hereunder.

(e)

For the purpose of determining the “Current Market Price” per share of Common Stock on any day shall mean: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Stock are reported by the NASDAQ National Market or SmallCap System (or a similar system then in use), the last reported sales price (regular way) so reported on such day; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by NASDAQ, the closing price so reported on such day.

3.

Reservation of Warrant Shares.  The Company has reserved out of the authorized and unissued shares of Common Stock a number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant.  All Warrants surrendered in exercise of the rights hereby evidenced shall be canceled by the Company.  Promptly after the date of expiration of the Warrants no shares of Common Stock shall be subject to reservation in respect to the Warrants.

4.

Fully Paid Warrant Shares.  The Company covenants and agrees that the Warrant Shares which may be issued on the exercise of the rights represented by this Warrant will, on issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof.

5.

Redemption.

(a)

Subject to the requirements and limitations of the corporation laws of the state of Nevada, the Company shall have the right to redeem the Warrants on the following terms and conditions.

(i)

Being ninety (90) days from the Effective Date of the Registration Statement relating to the Warrant Shares, if at any time that the average closing bid price for the Common Stock in the over-the-counter market is at least $6.05 per share for the 20 consecutive trading day period ending not more than fifteen (15) days prior to notice of redemption the Warrants are subject to redemption by the Company at any time after issuance pursuant to written notice of redemption given to the holders thereof on not less than 30 days, specifying the date on which the Warrants shall be redeemed (the "Redemption Date"), subject to the right of the holders of such Warrant to exercise the same in accordance with the terms hereof during such Redemption Period.

(ii)

The redemption price for each Warrant shall be $0.10 per share (the "Redemption Price").

(b)

Redemption of the Warrants shall be made in the following manner:

(i)

The Company shall notify the holders of its intention to redeem the Warrants.  Such notice shall include a list of all holders of the Warrants outstanding as of the most recent practicable date and a statement of the number of Warrants to be redeemed and the manner in which the Redemption Price is to be paid.  At least fifteen (15) days prior to the date that written notice of redemption is given to the holders of the Warrants, the Company shall make appropriate arrangements for the delivery of funds necessary to make payment of the Redemption Price for all Warrants redeemed by the Company.

(ii)

The holder of the Warrants so redeemed shall be required to tender the certificates representing such securities, duly endorsed, to the Company in exchange for payment of the Redemption Price and reissuance of the balance of the Warrants not otherwise exercised or redeemed.  On such surrender, the Company shall cause to be issued and delivered a check with all reasonable dispatch to the holder and such name or names as the holder may designate.  Subsequent to notice of redemption and prior to the redemption date, Warrants may still be exercised pursuant to paragraph 1 and paragraph 2 hereof.

(iii)

The Company may redeem a portion or all of the issued and outstanding Warrants; provided, that in the event that less than all of the outstanding Warrants are redeemed, such redemption shall be pro rata determined on the basis of the number of Warrants held by each holder reflected on the records of the Company and the total number of Warrants outstanding.

(iv)

Following the expiration of a period of thirty (30) days following the Redemption Date, the Company will maintain a complete accounting of the Warrants redeemed and a list of all Warrants remaining unexercised and not returned to the Company for redemption.  The Company shall pay all costs associated with establishing and maintaining any bank accounts including the costs of issuing any checks.

(v)

Upon expiration of the Redemption Date, all redeemed Warrants will no longer be exercisable and the Warrant Exercise Period will automatically expire.

6.

Adjustments.  The number of Warrant Shares issuable upon exercise of this Warrant may be subject to adjustment from time to time as follows:

(a)

In case the Company shall (i)  subdivide its outstanding Common Stock, (ii) combine its outstanding Common Stock into a smaller number of shares, (iii) issue by reclassification of its Common Stock other securities of the Company, (iv) enter into any plan of capital reorganization or of reclassification of the Common Stock; or (v) merge, consolidate, or encumber or sell substantially all of its assets other than in the ordinary course of business; the number of Warrant Shares purchasable on exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive, the kind and number of shares or other securities of the Company which he or she would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant(s) been exercised immediately prior to the happening of such event or any record date with respect thereto.  An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date for such event.

(b)

No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least five percent (5%)  in the number of Warrant Shares purchasable on the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (b)  are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  Neither the purchase or other acquisition by the Company of any Warrant Shares nor the sale or other disposition by the Company of any Warrant Shares shall affect any adjustment of the Exercise Price or be taken into account in computing any subsequent adjustment of the Exercise Price.

(c)

Whenever the number of Warrant Shares purchasable on the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable on exercise of each Warrant shall be adjusted by multiplying such Exercise Prices immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable on the exercise of each Warrant immediately prior to such adjustment and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

(d)

Whenever the number of Warrant Shares purchasable on the exercise of each Warrant or the Exercise Prices of such Warrant Shares are adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Holder of a Warrant or Warrants notice of such adjustment or adjustments setting forth the number of Warrant Shares purchasable on the exercise of each Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

(e)

For the purpose of this subsection, the term “Common Stock” shall mean (i) the class of stock designated as the common stock of the Company at the date of this Agreement, (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value; or (iii) as a result of a merger, consolidation or reorganization of the Company into another company shall be those shares of securities designated as “common stock” by the successor corporation, and if such corporation*s stock is traded, those series of stock which are traded.  In the event that at any time, as a result of an adjustment made pursuant to paragraph (a), above, the holders of a Warrant or Warrants shall  become entitled to purchase any securities of the Company other than Warrant Shares, thereafter the number of such other securities so purchasable on exercise of each Warrant and the Exercise Prices of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to each share of Common Stock contained in paragraphs (a) through (d), inclusive, above.

7.

Fractional Interest.  The Company shall not be required to issue fractional shares on the exercise of Warrants.  If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares which shall be issuable on the exercise thereof shall be computed on the basis of the aggregate number of shares represented by the Warrants so presented.  The Company shall pay an amount in cash equal to the current value of such fraction computed on the basis of the Exercise Price per-share of the Warrants being exercised.

8.

No Right as Shareholder; Notices to Warrant Holders. Nothing contained in this Warrant shall be construed as conferring on the Holder or its transferee the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholder of the Company.

9.

Restrictions.  The holder of this Warrant, by acceptance hereof, both with respect to the Warrant and the Warrant Shares to be issuable upon exercise of the Warrant (unless issued pursuant to an effective registration statement under the Securities Act), represents and warrants as follows:

(a)

The Warrant and the Warrant Shares are being acquired for the holder's own account to be held for investment purposes only and not with a view to, or for, resale in connection with any distribution of such Warrant or Warrant Shares or any interest therein without registration or other compliance under the Securities Act, and the holder hereof has no direct or indirect participation in any such undertaking or in underwriting such an undertaking.

(b)

The holder hereof has been advised and understands that the Warrant and the Warrant Shares have not been registered under the Securities Act and the Warrant and/or the Warrant Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available; except as set forth herein, the Company is under no obligation to register the Warrant and/or the Warrant Shares under the Securities Act; in the absence of such registration, sale of the Warrant or Warrant Shares may be impracticable; the Company's registrar and transfer agent will maintain stop-transfer orders against registration of transfer of the Warrant and the Warrant Shares; and the certificates to be issued for any Warrant Shares will bear on their face a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ( THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO-ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

(c)

The Company may refuse to transfer the Warrant and/or the Warrant Shares unless the holder thereof provides an opinion of legal counsel reasonably satisfactory to the Company or a "no-action" or interpretive response from the Securities and Exchange Commission to the effect that the transfer is proper; further, unless such letter or opinion states that the Warrant and/or Warrant Shares are free from any restrictions under the Securities Act, the Company may refuse to transfer the Warrant and/or the Warrant Shares to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Warrant or Warrant Shares if any set forth herein.  The Company may also refuse to transfer the Warrant or Warrant Shares if any circumstance is present reasonably indicating that the transferee's representations are not accurate.

10.

Severability.  In case any provision in this Warrant shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.

Governing Law.  This Warrant shall be governed by and construed and interpreted in accordance with the laws of the state of Nevada.

12.

Legal Holidays.  In any case where any date provided herein shall not be a business day, then (notwithstanding any other provision of this Warrant) the event required or permitted on such date shall be required or permitted, as the case may be, on the next succeeding business day with the same force and effect as if made on the date upon which such event was required or permitted pursuant hereto.

13.

Mutilated or Missing Warrant.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen, or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company*s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

14.

Attorneys Fees.  In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by a court in a final judgment or decree, shall pay the successful party or parties all costs, expenses, and reasonable attorneys* fees incurred therein by such party or parties (including without limitation such costs, expenses, and fees on any appeal), and if such successful party shall recover judgment in any such action or proceeding, such costs, expenses, and attorney*s fees shall be included as part of such judgment.

15.

Headings.  The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction thereof.

DATED effective as of the _____ day of _________________ 2006.

ATTEST:

AMERITYRE CORPORATION

By: _________________________________

By: _________________________________________                                                                                Its Secretary/Treasurer                Its President

Form of Class B Warrant

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FORM OF EXERCISE

(To be executed by the Holder at the time of exercise)

Date:  _____________________

AMERITYRE CORPORATION

1501 Industrial Road

Boulder City, NV 89005

Re:

Exercise of Class B Warrant

Ladies and Gentlemen:

The undersigned, the Holder of this Class B Warrant hereby irrevocably exercises its right to purchase this Warrant or the portion hereof designated, into shares of Common Stock, par value $0.001 per share, of AMERITYRE CORPORATION, in accordance with the terms of this Class B Warrant, and directs that the shares issuable and deliverable upon the exercise, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned unless a different name has been indicated below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.

Number of Class B Warrants Exercised:  _____________________

Exercised Price Attached:  $_______________________________

____________________________________________

(Signature, must conform in all respects to the name of Holder as specified on the face of the Class B Warrant)

FILL IN FOR REGISTRATION OF SHARES

______________________________________

____________________________________________

(Printed Name)

(Social Security or Tax I.D. Number)

______________________________________

(Street Address)

______________________________________

(City, State, and Zip Code)

Form of Class B Warrant

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